January 23, 2023 VIA EMAIL Name: Robin Mackie Email: rmackie@ideanomics.com Offer of Employment Dear Robin: Ideanomics, Inc. (NASDAQ: IDEX) (the “Company”) is pleased to make this offer of full-time employment to you as Chief Operating Officer. If you accept the offer contained in this agreement (this “Agreement”), your employment will be effective according to the date shown in Section 3 of this Agreement and subject to the terms and conditions set forth below. 1. Job Duties; Location. (a) Job Duties. As a Chief Operating Officer your primary job duties will include but are not limited to: (a) responsibility for supporting the CEO in the development and implementation of strategic priorities and policies and to provide leadership and direction to staff; and (b) such other duties as may be assigned to you from time to time by the Company. During your employment, you promise to devote your full business time and efforts to the performance of your job duties. You shall report directly to Alf Poor, CEO, whose contact email address is apoor@ideanomics.com , or any other person the Company may designate from time to time. In light of your anticipated job duties, compensation, exercise of discretion, and advanced knowledge required of your position, you will be exempt from federal and state overtime wage requirements. (b) Location. Until such time as your visa to work in the United States of America (“USA”) is approved the principal place of your employment will be in the United Kingdom; however, you will be required to travel to other locations worldwide in connection with the performance of your job duties. You will be expected to relocate to the USA within 12 weeks of your visa to work in the USA being approved. 2. Compensation. (a) Base Salary. The Company shall pay you a base salary at a rate of five hundred fifty thousand dollars ($550,000) per year, less all required withholdings and deductions, payable in accordance with the Company’s regular payroll policies (the “Base Salary”). The Base Salary shall be subject to review and adjustment from time to time depending upon your job performance and the Company’s overall performance. (b) Annual Bonus. You may be eligible to receive an annual discretionary performance-related cash incentive bonus (the “Annual Bonus”) of up to one hundred percent (100%) of your Base Salary which will be prorated for the portion of the year that you work in 2023. Eligibility for and the payment of the Annual Bonus is completely within the Company’s sole and absolute discretion and may generally be based on a variety of factors and circumstances, including successful achievement of KPI’s in the IDEX 2023 Annual Operating Plan. We expect to have finalized and communicated these KPI’s within 30 days of the signing of this agreement. You must be employed on the date of payment in order to earn and be paid any Annual Bonus. The Company anticipates that any Annual Bonus, if issued, will generally be paid within sixty (60) days from the end of the applicable bonus year, and in no event later than March 15 of the year following the bonus year. However, this is a mere guideline and not a promise. Annual Bonuses paid in prior years, if any, should not be used to determine whether future Annual Bonuses will be paid or the amounts thereof. All Annual Bonuses paid pursuant to this Section shall be less all required withholdings and deductions. (c) Equity Compensation. You will continue to be eligible to participate in the equity incentive program of the Company. The vesting schedule for any future Option awards shall be set forth in the stock option agreement to be provided by the Company. Notwithstanding anything to the contrary, you shall not have any vesting rights after notice of your resignation or termination of employment. Any Option award shall be governed by and subject to the terms and conditions of the Company’s equity plan (the “Plan”) and the stock option agreement to be provided by the Company. 3. At-Will Employment. This offer of employment is at-will and your employment will commence no later than January 23, 2023 (the “Start Date”), subject to proof of your eligibility to work in the United States of America. Because employment under this Agreement is at-will, either you or the Company may terminate the employment relationship at any time, for any or no reason, with or without notice. If you decide to resign from employment, the Company asks that you provide the courtesy of at least two (2) weeks’ notice of your resignation. 4. Benefits. (a) Benefits. You shall be eligible for such employee benefits that the Company provides to its employees, subject to any waiting time periods or other terms and conditions set forth in the policy or plan document governing each benefit. The Company reserves the right to amend its employee benefit plans from time to time. (b) Vacation. You shall accrue up to 15 days of paid time off per year on a pro rata basis over the course of the calendar year. Per Company policy, advance authorization is required for all employees’ use of paid vacation time. Accordingly, you must notify your manager in advance of your intent to use paid vacation time and receive his or her approval. Generally, the Company will not approve any employee request for more than two (2) consecutive weeks of paid vacation. 5. Restrictive Covenants. (a) Non-Compete. During your employment with the Company and for a period of twelve (12) months following the effective date of your termination of employment (the “Termination Date”), you shall not, and shall not permit any of your Affiliates to, directly or indirectly, for, with, or through any other Person own, manage, operate, control, participate in the ownership, management, operation or control of, loan money to, have a financial interest in, or serve as a director, officer, employee, partner, manager, consultant, advisor, agent, or independent contractor of any Person that engages in or proposes to engage in, any business that is the same as or substantially similar to, or that materially competes with, the Business anywhere in the Restricted Territory (other than in connection with the performance of your duties as an employee of the Company or its successors); provided that this clause shall in no event restrict or prohibit you or your Affiliates from owning, directly or indirectly, up to three percent (3%) of the outstanding securities of any issuer that is traded on a national securities exchange or quoted on an automated system of quotation so long as you or such Affiliate, as applicable, is not actively engaged in the business of such issuer. (b) Non-Solicitation of Business Relations. During your employment with the Company and for a period of twelve (12) months following the Termination Date (the “Non-Solicit Period”), you shall not, and shall not permit any of your Affiliates to, directly or indirectly, for, with, or through any other Person solicit, entice, or induce, or attempt to solicit, entice, or induce, any Company Business Relation for the purpose of diverting their business from, or otherwise adversely impacting their current or potential business relationship with, the Company, its Affiliates, or their respective successors, and the Business. For purposes of this Agreement, “Company Business Relation” means any Person who is or was a current or prospective client, customer, vendor, investor, or other business relations of the Company or its Affiliates, or any of their respective predecessors or successors, at the time of, or during the twenty-four (24) month period prior to, the Termination Date. (c) Non-Solicitation of Service Providers. During the Non-Solicit Period, you shall not, and shall not permit any of your Affiliates to, directly or indirectly, for, with, or through any other Person solicit, entice or induce any Company Service Provider to terminate, or otherwise adversely interfere with, your employment or engagement with the Company, its Affiliates, or their respective successors. For purposes of this Agreement, “Company Service Provider” means any Person who is or was an employee, independent contractor, or service provider of the Company, its Affiliates, or their respective predecessors or successors, at the time of, or during the twelve (12) month period prior to, the Termination Date. 6. Definitions. For purposes of this Agreement, the following terms shall mean the following: (a) “Affiliate” of any Person means any other Person controlling, controlled by, or under common control with such Person, where "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, in its capacity as a sole or managing member, or otherwise. (b) “Business” means: (i) the business of the sale and distribution of commercial Electronic Vehicles (EV); (b) the sale and distribution of blockchain-based global financial technology and financial asset digitization services and (iii) any other business in which the Company is engaged or contemplates engaging in at the time of, or during the twelve (12) month period prior to, the Termination Date. (c) “Cause” for purposes of this Agreement, “Cause” means, the good faith determination by the Company of any of the following: (i) your engaging in any acts of fraud, theft, or embezzlement involving the Company or its Affiliates; (ii) your willful or gross neglect of, or repeated refusal or failure to perform the material duties or responsibilities of your position, in each case, after delivery of written notice by the Company and your failure to cure such acts within 10 business days; (iii) your engaging in any willful material act of dishonesty in connection with your responsibilities to the Company and/or any of its Affiliates; (iv) your indictment, including any plea of guilty or nolo contendere, of any felony or crime of moral turpitude which the Board reasonably determines is relevant to your position with the Company or is materially and demonstrably damaging to the reputation or business of the Company or its Affiliates;(v) any conduct or omission which could reasonably be expected to, or which does, cause the Company or any of its Affiliates material and demonstrable public disgrace, disrepute or economic harm; (vi) your material violation of any written policies or procedures of the Company; and/or (vii) your breach of any of the material terms of this Agreement or any other written agreement with the Company or its Affiliates. (d) “Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, other entity, or governmental entity. (e) “Restricted Territory” means: (i) the United States; (ii) the Peoples Republic of China (PRC); (iii) Hong Kong; and (iv) any other geographic region in which the Company conducted business, or had made bona fide steps into conducting business, at any time during your employment with the

Company. 7. Reasonableness of Covenants. In signing this Agreement, you give the Company assurance that you have carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under Section 5. You agree that these restraints are necessary for the reasonable and proper protection of the Company and the Related Companies and the Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent you from obtaining other suitable employment during the period in which you are bound by the restraints. You acknowledge that each of these covenants has a unique, very substantial, and immeasurable value to the Related Companies and that you have sufficient assets and skills to provide a livelihood while such covenants remain in force. You further covenant that you will not challenge the reasonableness or enforceability of any of the covenants set forth in 5. It is also agreed that each of the Related Companies (other than the Company) is an express third-party beneficiary of, and will have the right to enforce, all of your obligations to that Related Company under this Agreement, including pursuant to Section 5. In the event of any violation of the provisions of Section 5, you acknowledge and agree that the post-termination restrictions contained in Section 5 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties that the running of the applicable post- termination restriction period shall be tolled during any period of such violation. The obligations contained in Section 5 hereof shall survive the termination or expiration of your employment with the Company and shall be fully enforceable thereafter. 8. Business Related Expense Reimbursements. You may occasionally incur business related expenses in the course of your job duties. The Company will reimburse you for an appropriate business-related expense. You will be expected to provide proof of payment and details concerning the expense in a timely manner. 9. No Conflicts. By signing below, you represent to the Company that you are not presently subject to any obligation that would otherwise prohibit you from performing the above-referenced job duties for the Company, such as a non-competition promise or other restrictive covenant. You further represent to the Company that you are not in possession of any confidential or proprietary information belonging to any entity or person that directly or indirectly competes with the Company. 10. Dispute Resolution. As a condition of employment, you agree to execute and be bound by the terms of the Arbitration Agreement attached hereto as Exhibit A, the full terms of which are incorporated as if fully set forth herein. 11. Severability. You acknowledge and agree that in the event any court or arbitrator of competent jurisdiction determines that one or more of the provisions of this letter is unenforceable, such court or arbitrator shall be entitled to equitably reform such unenforceable provision so that the provision is given its maximum affect permitted under applicable law. Each provision of this letter is severable from other provisions hereof, and if one or more provisions are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. 12. Prior Agreements. You acknowledge and agree that this document replaces and supersedes any previous offer of employment to you by the Company (whether oral or in writing). By signing below, you are not relying upon any representation or promise that is not explicitly set forth within this letter, and that this Agreement shall not be subject to modification except in writing signed by the Company’s President or CEO.

13. Governing Law. You agree that this letter and your employment with the Company shall be governed by the laws of the State of New York, irrespective of conflicts of law. 14. Miscellaneous. You acknowledge that this letter is the product of arms-length negotiations between you and the Company and, therefore, neither you nor the Company will be considered the drafter of this letter. This letter may be executed in one or more counterparts, each of which shall constitute an original. Original signatures shall not be required. If these terms are agreeable to you, please sign and date this letter and return it to me as soon as possible. Please feel free to contact me with any questions. Sincerely, Alf Poor Chief Executive Officer I understand that this offer of employment is contingent upon proof of my employment eligibility in the United States. Accepted and Agreed: Name Date

Exhibit A ARBITRATION AGREEMENT Please Read Carefully – By Signing This Document You Give Up Certain Legal Rights I (the “Company”) and the undersigned employee (“Employee”) have entered into this Arbitration Agreement (“Agreement”) in order to establish and gain the benefits of a timely, impartial , and cost-effective dispute resolution procedure. Employee understands that any reference in this Agreement to the Company will also be a reference to any and all benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them. 1. Claims Covered by the Agreement: The Company and Employee mutually consent to the resolution by final and binding arbitration of all claims or controversies (“claims”) arising out of Employee’s employment (or termination) that the Company may have against Employee or that Employee may have against the Company or its officers, directors, employees, or agents. Final and binding arbitration shall provide the sole and exclusive remedy and forum for all such claims. The claims covered by this Agreement include, but are not limited to: (i) claims for discrimination or harassment on the basis of ancestry, age, color, marital status, medical condition, physical or mental disability, national origin, race, religion, sex, pregnancy, sexual orientation, or any other characteristic protected by applicable law; (ii) claims for retaliation; (iii) claims for breach of any contract or covenant (express or implied); (iv) claims for wages or other compensation due; (v) claims for benefits (except where an employee benefit or pension plan specifies that its claim procedure shall culminate in a resolution procedure different from this one); (vi) claims for violation of any federal, state, or other governmental law, statute, regulation or ordinance now in existence, or hereinafter enacted, and amended from time to time; and (vii) any tort claims (including, but not limited to, negligent or intentional injury, defamation, and termination of employment in violation of public policy). 2. Waiver of Right to Trial: The Company and Employee agree to give up their respective rights to have the above-mentioned claims decided in a court of law before a judge or jury or by administrative proceeding, and instead are accepting and agreeing to the use of final and binding arbitration. 3. No Participation in Class Action: All claims, disputes, or causes of action under this Agreement, whether by the Company or Employee, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with any claims of any other person or entity. 4. Claims Not Covered by the Agreement: This Agreement does not cover: (i) claims by Employee for workers’ compensation or unemployment insurance (an exclusive government-created remedy exists for these claims); and (ii) claims which even in the absence of the Agreement could not have been litigated in court or before any administrative proceeding under applicable federal, state or local law. Nothing in this Agreement precludes either party from filing a charge or complaint with any state or federal administrative agency that prosecutes a claim on behalf of the government, for purposes of assisting or cooperating with such agency in its investigation or prosecution of charges or complaints. However, the parties waive their right to any remedy or relief as a result of such charges or complaints brought by such prosecuting agencies, to the extent that is permissible under law. 5. Notice of Claims and Statute of Limitations: All disputes between Employee and the Company (and its affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating to Employee’s services with the Company, the termination of Employee’s employment with the Company, or this Agreement, will be resolved by final and binding arbitration to the fullest extent permitted by law. Except as otherwise provided in this Agreement, the arbitration provisions are to apply to the resolution of disputes that otherwise would be resolved in a court of law. All disputes must be brought within the applicable statute of limitations established by law and all claims must be sent via registered or certified mail, and shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. Claims set forth in any applicable notice or complaint initiating arbitration or that is later asserted during the arbitration process. Failure to comply with the requirements of this Section 5 may constitute a waiver of all rights that the party seeking arbitration may have against the other party. 6. Arbitration Procedures: The arbitration will be conducted in accordance with the then-existing JAMS Employment Arbitration Rules & Procedures, as amended, (“JAMS Employment Rules”) and as augmented in this Agreement. Arbitration will be initiated as provided by the JAMS Employment Rules. JAMS Employment Rules can be found at jamsadr.com/rules, or by calling JAMS at 949-224-1810. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party will initiate or prosecute any lawsuit or administrative action in any way related to any applicable dispute or claim, except as set forth in this Agreement. All disputes or claims subject to arbitration will be decided by a single arbitrator. The arbitrator will be selected by mutual agreement of the parties within 30 days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party will notify JAMS and request selection of an arbitrator in accordance with the JAMS Employment Rules or other applicable JAMS rules. The arbitrator will only have authority to award equitable relief, damages, costs, and fees as a court would have for the particular claims asserted, and any action of the arbitrator in contravention of this limitation may be the subject of court appeal by the aggrieved party. All other aspects of the arbitrator’s ruling will be final. 7. Arbitration Decision: Within thirty (30) days of the close of the arbitration hearing, or at such other time as determined by the arbitrator, any party will have the right to prepare, serve on the other party, and file with the arbitrator a brief. The arbitrator will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Except as may be permitted or required by law, all proceedings and all documents prepared in connection with any arbitration will be confidential and the arbitration subject matter will not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court, to the maximum extent allowed by law, will be filed under seal. The parties will stipulate to all arbitration and court orders necessary to effectuate these confidentiality provisions. A court of competent jurisdiction will have the authority to enter a judgment upon the award made pursuant to the arbitration or applicable arbitration appeal. 8. Place of Arbitration: All arbitration proceedings will be conducted at a JAMS office located nearest to the Company office where Employee regularly reported to work. 9. Representation / Attorneys’ Fees: Each party may be represented in the arbitration by an attorney or other representative selected by the party. Each party shall be responsible for its own attorneys’ or representatives’ fees, if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys’ fees, the arbitrator may award reasonable attorneys’ fees to the prevailing party in accordance with applicable law. 10. Discovery and Information Exchange: At least thirty (30) days before the arbitration, the parties shall exchange lists of witnesses, including any experts, as well as copies of all exhibits intended to be used at the hearing. The arbitrator shall have discretion to order earlier and additional pre-hearing exchange of information. The parties may engage in any method of discovery as outlined in the Federal Rules of Civil Procedure (exclusive of Rule 26(a)). Such discovery includes discovery sufficient to arbitrate adequately a claim, including access to essential and relevant documents and witnesses. Discovery disputes are subject to the Federal Rules of Evidence and the Federal Rules of Civil Procedure.

11. Subpoenas: Each party shall have the right to subpoena witnesses and documents for the arbitration. 12. Arbitrator Fees and Costs: The Company will bear the cost of the arbitrator and the arbitration proceeding. 13. Federal Arbitration Act. This Agreement is made under the provisions of the Federal Arbitration Act (9 U.S.C., Section 1-14) and will be construed and governed accordingly. Questions of arbitrability (that is whether an issue is subject to arbitration under this Agreement) shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator to decide. 14. Consideration: The Company’s offer of employment to Employee, and the mutual promises of the Company and Employee to arbitrate claims covered by this Agreement rather than to litigate them in civil court, provide good and sufficient consideration for each other. 15. Construction: Should any part of this Agreement be found to be unenforceable, such portion shall be severed from the Agreement, and the remaining portions shall continue to be enforceable. 16. Sole and Entire Agreement: This Agreement expresses the entire Agreement of the parties concerning the subject matter hereof and there are no other agreements, oral or written, concerning arbitration, except as provided herein. This Agreement is not, and shall not be construed to create any contract of employment, express or implied. 17. Requirements for Modification or Revocation: This Agreement to arbitrate shall survive the termination of Employee’s employment. It can only be revoked or modified by a writing signed by the Chief Executive Officer of the Company and Employee, which specifically states an intent to revoke or modify this Agreement. 18. Feedback. The Company desires this Agreement to be as clear and as straightforward as possible given the important subject matter. If you have any questions about this Agreement or have any suggestions on how the Company can modify it to improve your or your colleagues’ understanding of its terms, please feel free to contact your supervisor or any manager or owner at any time. You are afforded the opportunity to request changes to this Agreement before you sign it. Please bring any such requested changes to the attention of the Company before you sign it. If you sign this Agreement without such requested modifications, you are verifying that no such changes have been requested. Remainder of Page Intentionally Left Blank; Signature Page to Follow

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, UNDERSTAND ITS TERMS, AND AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND EMPLOYEE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT. I HAVE VOLUNTARILY ENTERED INTO THE AGREEMENT WITHOUT RELIANCE ON ANY PROVISIONS OR REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS AGREEMENT. I UNDERSTAND AND AGREE THAT THIS AGREEMENT SUPERSEDES ANY PRIOR AGREEMENTS BETWEEN THE COMPANY AND EMPLOYEE CONCERNING ARBITRATION. I AGREE THAT THE TERMS OF THIS ARBITRATION AGREEMENT SHALL BE APPLIED RETROACTIVELY TO MY DATE OF HIRE. I FURTHER ACKNOWLEDGE I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH PRIVATE LEGAL COUNSEL AND THAT I HAVE UTILIZED THAT OPPORTUNITY TO THE EXTENT DESIRED AND HAVE BEEN GIVEN THE OPPORTUNITY TO MAKE SUGGESTED CHANGES OR MODIFICATIONS TO THIS AGREEMENT BEFORE SIGNING IT. Employee Employee Signature Date Employee Name (Please Print) Ideanomics, Inc. By: Signature Date Name (Please Print)

EXHIBIT B LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP Title Date Identifying Number or Brief Description No inventions or improvements Additional Sheets Attached Signature of Employee: Print Name of Employee: Date:

CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT This Confidentiality and Invention Assignment Agreement (“Agreement”), dated as of January 23, 2023 (the “Effective Date”), is made and entered by and among Ideanomics, Inc. (“Ideanomics”) and Robin Mackie (“Employee” and together with Ideanomics, the “Parties”). 1. Provision of Training and Confidential Information. Ideanomics unequivocally agrees to provide to Employee the following: (a) extensive and specialized training so as to develop Employee into a valuable, special and unique asset of Ideanomics; and (b) Ideanomics methods of operations, vendors, technology, clients, investors, employees, and stock sources, and by providing access to other confidential and proprietary business information and trade secrets, including the Proprietary Information (as defined below). Employee expressly agrees that information he or she is provided or that which he or she creates or develops during employment with Ideanomics, whether such is in writing, electronic, verbal, or information that can be remembered by memory alone, shall constitute the confidential information, trade secrets, and/or Proprietary Information of Ideanomics. 2. Employee Acknowledgements. Employee acknowledges and agrees that: (a) Ideanomics has a strong and legitimate business interest in preserving and protecting its investment, confidential business information, valuable relationships with clients, vendors, investors, stock sources, and referral sources; (b) Because of Employee’s access to training and confidential information (including client lists and contact information that Employee would not have had but for Employee’s employment with Ideanomics), any breach of this Agreement by Employee would result in irreparable harm to Ideanomics; and (c) The execution of this Agreement is a necessary condition of employment or continued employment. 3. The term “Proprietary Information” shall mean any confidential information that is not available to the general public concerning the business and affairs of Ideanomics, in any form of media, regardless of when Employee acquired such information, including, without limitation, trade secrets; inventions; business and product development methods and business techniques; customer, client, vendors, stock source, and investor names and contact information, contracts, contract terms, and data; terms and proposed terms of acquisitions or mergers; expansion strategies; terms and proposed terms of joint venture or similar arrangements with or between Ideanomics and another person or entity; information related to capital raising initiatives, offering terms, investment details, and offering documents, materials, filings, and disclosures in connection with same; pricing, costs, and margins; financial information; marketing information; unpublished promotional materials; alliances; employee information; training materials; payroll information; investing, loan, and business investment screening methods, strategies, benchmarks, and procedures; leverage strategies; terms of any loan or credit facility obtained or considered by Ideanomics; financial statements and other financial information; projections and forecasts; trading or production volume targets and reports; information concerning equity ownership (including phantom equity and profits interests), prospects, assets, and liabilities of Ideanomics; discoveries; data, research, analytics, and reports; information learned or discussed during any Board meeting; and any other information of a confidential nature of Ideanomics, including for the avoidance of doubt, any and all agreements or documents received or executed in connection with this Agreement or Employee’s employment with Ideanomics. By way of illustration but not limitation, “Proprietary Information” includes (a) all works of authorship and other programs, processes, data, know-how, ideas, concepts, improvements, developments, designs, and techniques relating directly to the business or proposed services or products of Ideanomics and which were learned or discovered by Employee during Employee’s employment with Ideanomics; (b) information regarding any of Ideanomics plans for research, development, new developments and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, and clients which were learned or discovered by Employee during Employee’s employment with Ideanomics; (c) investor, borrower, customer, referral source, and client lists and information, including investment details; (d) information regarding the skills of employees and compensation structures of

Ideanomics; and (e) any other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the business of Ideanomics or that of its customers or clients. 4. Confidentiality of Proprietary Information. “Confidential Information” means all Proprietary Information of Ideanomics and includes, but is not limited to, trading methodologies, business and marketing plans, strategies, client and customer lists and information, training and operational procedures, trading and development information and reports, forecasts and projections, investor information or the terms of any investment, technical information, computer software, product information, services information, processes, vendor relationships, the identity or terms with any stock provider, and other forms of information considered by Ideanomics to be proprietary and confidential or in the nature of trade secrets (collectively, the “Confidential Information”). The Employee agrees that during and after the term of his, her, or their employment with Ideanomics, Employee shall not, directly or indirectly, disclose or furnish to any other person or entity or use, for his, her, or their own account or the account of any other person or entity, trade secrets or Confidential Information of Ideanomics, regardless of whether such is done for profit. This confidentiality covenant has no geographical or territorial restriction. Upon termination of employment, the Employee promptly will supply all documentation of or related to the Confidential Information, in whatever form, which has been created or produced by, received by, learned by, or otherwise submitted to the Employee in the course of his, her or their employment with Ideanomics (including such property received prior to the date of execution of this Agreement). In the event of termination of employment, whether voluntary or involuntary, Employee hereby agrees not to utilize such Confidential Information or to exploit or share it with any other individual or company. 5. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, the Company hereby provides notice and you hereby acknowledge that you may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if you file a lawsuit or other court proceeding against the Company for retaliating against you for reporting a suspected violation of law, you may disclose the trade secret to the attorney representing you and use the trade secret in the court proceeding, so long as you file any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. 6. Intellectual Property and Invention Assignment. (a) Employee has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which Employee made prior to commencing employment with Ideanomics, which belong to Employee, which relate to Ideanomics proposed or current business, products or research and development, and which are not assigned to Ideanomics (collectively referred to as “Prior Inventions”); or, if no such list is attached, Employee represents that there are no such Prior Inventions. Employee agrees not to incorporate any Prior Inventions into any products, processes or developments of or for Ideanomics with the intent or purpose to have or claim an ownership, property, or other interest in the development incorporating the Prior Inventions. If in the course of employment with Ideanomics, Employee incorporates into a product, process or development of or for Ideanomics a Prior Invention owned by Employee or in which Employee has an interest, Employee represents that he or she has all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity, or person and, in such a circumstance, Ideanomics is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or development. Employee agrees to indemnify Ideanomics and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use, sublicensing, modification, transfer, or sale by Ideanomics of such a Prior Invention. (b) Unless included on Exhibit A, the Employee agrees that he or she will promptly make full written disclosure to Ideanomics, will hold in trust for the sole right and benefit of Ideanomics, and hereby assign to Ideanomics, or its designee, all right, title, and interest in and to any and all inventions, designs, original works of authorship, processes, formulas, computer software programs, databases, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, during the period of time he or she is in the employ of Ideanomics (whether or not during business hours) that are either related to the scope of Employee’s employment with Ideanomics, related to the current, anticipated, or prospective business, products, or developments of Ideanomics, or make use, in any manner, of the resources of Ideanomics (collectively referred to as “Inventions”). Employee acknowledges that Ideanomics shall be the sole owner of all rights, title and interest in the Inventions created hereunder. (c) Employee agrees to assist Ideanomics, or its respective designees, at the expense of Ideanomics, in every proper way to secure Ideanomics rights in the Inventions in any and all countries of the world, to further evidence, record and perfect any grant or assignment of the Inventions hereunder and to perfect, obtain, maintain, enforce and defend any rights so granted or assigned, including the disclosure to Ideanomics of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments or documents which Ideanomics shall deem necessary to apply for and obtain such rights and to assign and convey to Ideanomics, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions. Employee further agrees that his, her, or their obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement and Employee’s employment with Ideanomics. If Ideanomics is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to Ideanomics as set forth above, then Employee hereby irrevocably designates and appoints Ideanomics and its duly authorized officers and agents as his, her, or their agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. (d) In the event the foregoing assignment of Inventions to Ideanomics is ineffective for any reason, Ideanomics is hereby granted and shall have a royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Inventions as part of or in connection with any product, process, or development. Employee also hereby forever waives and agrees never to assert any and all rights Employee may have in or with respect to any Inventions even after termination of employment with Ideanomics. Employee further acknowledges that all Inventions created by him, her, or them (solely or jointly with others), to the extent permitted by applicable law, are “works made for hire” or “inventions made for hire,” as those terms may be defined in the applicable copyright law, patent law, and any regulations on computer software protection worldwide, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in Ideanomics. Employee agrees that the remuneration received pursuant to employment with Ideanomics includes any bonuses or remuneration which Employee may be entitled for any “works made for hire,” “inventions made for hire” or other Inventions assigned to Ideanomics pursuant to this Agreement.

7. Non-Disparagement. Employee shall refrain, both during employment with Ideanomics and after the termination of Employee's employment with Ideanomics for any reason whatsoever, from publishing any oral or written statements about Ideanomics or any of its managers, directors, officers, or employees (i) that are false, disparaging, slanderous, libelous, or defamatory or (ii) that could reasonably be anticipated to cause material economic damages or lost material business opportunities to Ideanomics. A violation or threatened violation of this prohibition may be enjoined by any courts of competent jurisdiction notwithstanding any provision of this Agreement to the contrary. The rights afforded to Ideanomics, Company, and Ideanomics described in this Section 6 are in addition to any and all other rights and remedies available at law or in equity. 8. Remedies. Ideanomics and Employee agree that any breach or threatened breach by Employee of this Agreement could irreparably injure Ideanomics potentially leaving it with no adequate remedy at law. Accordingly, in addition to all other remedies available at law, Ideanomics shall be entitled to any and all equitable relief, including injunctive relief and or specific performance, without the requirement for the posting of bond or security, which is hereby expressly waived by Employee. 9. Amendments; Waiver. This Agreement may be amended and compliance with any provision hereof may be waived only by written instrument executed by all Parties hereto, in the case of an amendment, or the party to be charged, in the case of a waiver. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or constitute a waiver of any rights hereunder. No waiver by Ideanomics of any breach or threatened breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Ideanomics of any right under this Agreement shall be construed as a waiver of any other right. Ideanomics shall not be required to give notice to enforce strict adherence to all terms of this Agreement. Employee also agrees that the failure to enforce this Agreement against any past, present or future employee of Ideanomics shall not adversely affect, nor constitute a defense to the enforcement of this Agreement against the Employee, nor shall it give rise to any claim or cause of action by such employee or ex-employee against Ideanomics. 10. Acknowledgments. The Employee acknowledges that he or she has been provided with a copy of this Agreement for review prior to signing it, that Ideanomics hereby encourage the Employee to have this Agreement reviewed by his, her, or their own attorney prior to signing it, that the Employee has signed the Agreement of his, her, or their own free will, that the Employee understands the purposes and effects of this Agreement, that the Employee agrees that the covenants contained herein are reasonable and necessary to protect Ideanomics’ business interests and do not prevent Employee from obtaining alternative employment. 11. Severability. The Parties agree that each provision of this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity, unenforceability, or breach of any one provision will not affect the enforceability of any other provision of this Agreement or give rise to any defense to the enforcement of any other provision of this Agreement. 12. Survival. The obligations under this Agreement shall survive the termination of this Agreement and/or Employee’s employment with Ideanomics. 13. Notice to Subsequent Employers. In the event that, following the termination of employment with Ideanomics, Employee provides services in any capacity, (whether as employee, independent contractor or otherwise), to an entity providing competitive services to that of Ideanomics, Employee must provide notice of his, her, or their obligations under this Agreement to such entity. By providing such notice, all such entities and their individual management are hereby noticed that ALL RIGHTS AND REMEDIES ARE RESERVED BY IDEANOMICS WITH RESPECT TO ANY THIRD PARTY FACILITATING OR TAKING PART IN A BREACH OF THIS AGREEMENT, including without limitation, claims for tortious interference, civil theft, lost profits, punitive damages, and legal fees incurred in enforcement. 14. Miscellaneous Provisions. (a) Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous representations, discussions, understandings, and agreements in connection with the subject matters hereof. Except as otherwise herein provided, no covenant, representation, or condition not expressed in this Agreement or in an amendment hereto shall be binding upon the Parties or shall be effective to interpret, change, or restrict the provisions of this Agreement, and oral changes will have no effect unless made in writing and signed or initialed by all Parties hereto. The Parties agree that Employee’s obligations to Ideanomics herein are in addition to and not in lieu of, any and all obligations Employee owes Ideanomics under applicable statutory and common law. (b) Employee Obligations. Employee hereby represents and warrants to Ideanomics that Employee is not subject to any non-competition, non-solicitation, or confidentiality agreement or obligations with a prior employer or any other Person (“Continuing Agreements”) that prohibits him, her, or them from performing any work or service he or she has committed to perform for Ideanomics, and further represents that Employee’s performance of his, her, or their obligations hereunder will not violate any such obligations. To the extent that Employee has any preexisting obligations to a prior employer relating to prohibited activities or restrictive covenants in connection with such Employee’s successor employment, Employee is hereby advised to maintain compliance with all such agreements and prohibitions for the duration of their term. Ideanomics will not accept usage of intellectual property in any form belonging to a predecessor employer and hereby instruct Employee to adhere to any restrictions regarding the solicitation of such prior employer’s clients or customers if contractually obligated to do so. Employee shall indemnify, defend, and hold harmless and shall reimburse Ideanomics for all costs and reasonable attorney’s fees incurred in connection with any Continuing Agreement, including both during pre-litigation and litigation. (c) Governing Law; Jurisdiction. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles to the maximum extent permitted by applicable law. Employee acknowledges and agrees that Ideanomics’ maintain headquarters in New York and directs training and business activity from its Texas headquarters and therefore Employee has had substantial contact with the State of New York. Jurisdiction and venue for all purposes shall be deemed to lie exclusively in New York County, New York. ANY SUIT, ACTION, LITIGATION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT SOLELY AND EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK, AND THE PARTIES HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS AS PROVIDED ABOVE FOR THE PURPOSES SET FORTH HEREIN AND EXPRESSLY WAIVE ANY CLAIM OF IMPROPER FORUM OR VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. (d) Assignment. This Agreement shall be assignable by Ideanomics without the prior written consent of the Employee. This Agreement shall inure to the benefit of and be enforceable by any parent, subsidiary, sister company, successor, and assign of Ideanomics, including any successor or assign to all or substantially all of the business and/or assets of Ideanomics, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise, without the need for further consent by the Employee. (e) Legal Fees and Costs. If a legal action is initiated by Ideanomics, on one hand, and Employee, on the other hand, related to or arising out of this Agreement, including any action to construe or enforce any provision hereof and/or the alleged performance or non-performance of any right or obligation established hereunder, then any and all fees, costs and expenses reasonably incurred by the prevailing party or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of such action shall be the obligation of and shall be paid or reimbursed by the unsuccessful party. (f) Waiver of Jury Trial. THE PARTIES HEREBY ACKNOWLEDGE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT WILL NECESSARILY INCLUDE VARIOUS COMPLICATED LEGAL AND FACTUAL ISSUES AND THEREFORE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, INTERPRETATION, OR ENFORCEMENT HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR IDEANOMICS AND THE EMPLOYEE TO ENTER INTO THIS AGREEMENT. (g) Legal Representation. Employee represents and warrants to Ideanomics that in connection with this Agreement and the transactions contemplated herein, that he or she has had the right and opportunity to be represented by legal counsel and the right to have legal counsel review this Agreement before signing, and/or has been represented by legal counsel of Employee’s own choosing. Employee represents, understands, and agrees that he/she has not relied upon any legal or other advice, comments, or other statements made by any attorney or legal counselor for Ideanomics. (h) Interpretation. Each party has had the opportunity to review this Agreement and consult with legal counsel of their choosing. Accordingly, any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement. (i) Application of this Agreement. Employee hereby agrees that the obligations set forth above and the definitions of “Confidential Information,” “Proprietary Information,” and “Inventions” contained herein shall be equally applicable to any work performed by employee, and any Confidential Information, Proprietary Information, and Inventions relating thereto, for the Company prior to the execution of this Agreement. [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement effective as of the Effective Date. EMPLOYEE ________________________________ IDEANOMICS, INC. _________________________________ Printed Name: _____________________ Title: ____________________________